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                                                                Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 17, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of First Community Financial Corporation, which is incorporated by reference in First Community Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
November 17, 2000